UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2011
PIEDMONT NATURAL GAS COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)
North Carolina
(State or Other Jurisdiction of Incorporation)

1-6196	56-0556998
(Commission	(IRS Employer
File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 364-3120
N/A
(Former Name or Former Address, if Changed Since Last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-10

Item 1.01. Entry into a Material Definitive Agreement.
(a) On May 6, 2011, Piedmont Natural Gas Company, Inc. (the “Company”) entered into a Note Purchase Agreement, dated as of May 6, 2011 (the “Note Purchase Agreement”), among the Company and certain institutional purchasers (the “Purchasers”) of the Company’s 2.92% Series A Senior Notes due June 6, 2016 (the “Series A Senior Notes”) and 4.24% Series B Senior Notes due June 6, 2021 (the “Series B Senior Notes” and, collectively with the Series A Senior Notes, the “Notes”). The Note Purchase Agreement provides that on June 6, 2011, or on such other Business Day thereafter on or prior to June 30, 2011 as may be agreed upon by the Company and the Purchasers, the Company will issue and sell, in a private placement exempt from registration under the Securities Act of 1933, as amended, $40,000,000 in aggregate principal amount of the Series A Senior Notes and $160,000,000 in aggregate principal amount of the Series B Senior Notes. The Series A Senior Notes will bear interest at the rate of 2.92% per annum, payable semi-annually, and will mature on June 6, 2016. The Series B Senior Notes will bear interest at the rate of 4.24% per annum, payable semi-annually, and will mature on June 6, 2021. The Notes are senior unsecured obligations of the Company and rank equal in right of payment with all other senior unsecured indebtedness of the Company.
The Company will use the proceeds from the sale of the Notes for general corporate purposes, including, but not limited to, refinancing outstanding borrowings, including redemption of the Company’s outstanding Insured Quarterly Notes due 2036, working capital needs and capital expenditures.
The Note Purchase Agreement contains the following covenants and provisions, among others:
—Covenant that the Company shall not permit the ratio of Consolidated Funded Indebtedness to Total Capitalization to exceed 0.70 to 1.00 at any time. The Note Purchase Agreement does not otherwise impose any negative covenant limiting the right of the Company to incur indebtedness.
—Cross-default with other Indebtedness having an aggregate principal amount greater than $75 million.
The Note Purchase Agreement provides that the Company may, at its option, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. In the event of a Change in Control, the Company is obligated to prepay all of the Notes at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.
Certain of the Purchasers or their affiliates are holders of the Company’s obligations issued under the Company’s medium term note program.
Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement. The foregoing descriptions of the Note Purchase Agreement and the Notes are qualified in their entirety by reference to the Note Purchase Agreement and the forms of the Notes, which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a) The disclosure required by this item and included in Item 1.01 is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
4.1	Form of 2.92% Series A Senior Notes due June 6, 2016.

4.2	Form of 4.24% Series B Senior Notes due June 6, 2021.

10	Note Purchase Agreement, dated as of May 6, 2011, among Piedmont Natural Gas Company, Inc. and the Purchasers party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT NATURAL GAS COMPANY, INC.
Date: May 12, 2011	By:	/s/ Robert O. Pritchard
Robert O. Pritchard
Vice President, Treasurer and Chief Risk Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of 2.92% Series A Senior Notes due June 6, 2016.

4.2	Form of 4.24% Series B Senior Notes due June 6, 2021.

10	Note Purchase Agreement, dated as of May 6, 2011, among Piedmont Natural Gas Company, Inc. and the Purchasers party thereto.

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